May 22, 2013

Dear Owens Realty Mortgage, Inc. Stockholder:

On April 16, 2013 at a special meeting of the limited partners of Owens Mortgage Investment Fund, a California limited partnership (“OMIF”), the limited partners holding over a majority of the outstanding limited partner units of OMIF (the “OMIF Units”) (excluding OMIF Units held by the general partner) voted to approve the plan to reorganize OMIF in order to qualify it as a real estate investment trust (a “REIT”). Effective May 20, 2013, OMIF merged with and into Owens Realty Mortgage, Inc., a Maryland corporation (“ORM”), with ORM as the surviving corporation.  ORM intends to elect to be taxed as a REIT under the U.S. Internal Revenue Code as soon as possible.  Under the terms of the merger agreement, the limited partners of OMIF received one share of ORM common stock, par value $0.01 per share (the “ORM Common Stock”), for every 25 OMIF Units that they own and cash in lieu of any fractional shares of ORM Common Stock.

Computershare Trust Company, N.A. (“Computershare”) has been appointed the Exchange Agent to facilitate the exchange of your OMIF Units for shares of ORM Common Stock.  Computershare is automatically exchanging your OMIF Units for shares of ORM Common Stock.  ORM has elected to use the Direct Registration System (“DRS”) for recording stock ownership that allows for the security and convenience of digital certificates, also known as book-entry form.  The transaction takes place electronically; you do not need to take any action with respect to this exchange.  The exchange process will take approximately 4-5 business days to complete following the merger on May 20, 2013.

Computershare has also been appointed the stock transfer agent and registrar for ORM.  Once the exchange is completed, Computershare will mail you a statement of ownership (DRS Advice) reflecting your new share position along with a check for payment in lieu of any fractional shares of ORM Common Stock to which you are entitled.  The cash payment in lieu of fractional shares of ORM Common Stock was based on a price of $16.21 per share.  The letter from Computershare will also contain additional information about their services, including how to manage your account by phone, email and Internet.  While you may leave your shares of ORM Common Stock at Computershare, we recommend that you transfer your shares from Computershare to a stock brokerage firm as soon as possible.

We have enclosed a list of anticipated questions and their answers to assist you with this transition.

If you have any questions regarding the exchange or your new account, please contact Computershare toll free at 1-877-373-6374.  If you have any other questions, please call our office.

Sincerely,

William C. Owens
Chief Executive Officer and President of
Owens Realty Mortgage, Inc.

Questions and Answers about the Share Exchange

Q.  How many shares of ORM Common Stock did I receive upon the merger of OMIF with and into ORM?

A:  You received one share of ORM Common Stock for every 25 OMIF Units you owned as of the close of business on May 17, 2013.  To calculate the amount of shares of ORM Common Stock that you received divide the number of OMIF Units you owned by 25.  To determine approximately how many OMIF Units you owned multiply the tax basis amount shown on your monthly OMIF statement under Investment Balance by 1.059.  For example, if your monthly statement shows an investment balance of 9,800, multiply that amount by 1.059 resulting in 10,378.20 OMIF Units.  If you divide this total of 10,378.20 OMIF Units by 25, you will get 415.128.  Your Computershare account balance will show 415 shares of ORM Common Stock.  You will receive cash for the 0.128 fractional portion (the “Fractional Portion”).

Q.  How is the cash in lieu of fractional shares calculated?

A.  No fractional shares of ORM Common Stock will be issued in connection with the merger.  Instead, anyone holding a Fractional Portion will receive a cash adjustment equal to $16.21 per share of ORM Common Stock.  For example, if the exchange calculation results in a 0.128 Fractional Portion, that amount will be multiplied by $16.21 resulting in a cash payment of $2.07.  The price of $16.21 per share of ORM Common Stock is calculated by dividing the partners’ capital which we refer to as the “book value” of OMIF (as of 3/31/13) by the total number of shares of ORM Common Stock issued in the exchange ($181,567,303 / 11,198,119 = $16.21 per share of ORM Common Stock).

Q.  How will I get my shares of ORM Common Stock?

A.  You do not need to take any action to receive your shares of ORM Common Stock.  Computershare has opened accounts for each stockholder, and the calculated number of shares of ORM Common Stock will be reflected in your account once the exchange has been completed.  ORM will issue shares of ORM Common Stock electronically in book-entry form only and will not provide paper certificates.  Issuing shares electronically has become the global standard and eliminates the risk of losing or damaging paper certificates and makes stock transactions faster and easier.  Upon completion of the exchange, Computershare will mail you a statement reflecting your shares of ORM Common Stock.  In addition, they will provide information for accessing your account information online.

Q.  Who is Computershare?

A.  Computershare is the largest global provider of transfer agent services providing investor services in over 20 countries.   ORM has appointed Computershare as its transfer agent and registrar.  As the registrar they are responsible for maintaining the stockholder records of ORM.  As the transfer agent they are responsible for transferring ownership when shares are bought or sold, transferring shares to brokerage accounts, making dividend payments and managing annual tax reporting.

Q.  Can I transfer my shares of ORM Common Stock to a brokerage firm?

A.  Yes and we recommend that you transfer your shares of ORM Common Stock to a new or existing brokerage account as soon as possible.  There are many good brokerage firms with local branches.  Additionally, most banks provide brokerage services.  Transferring your shares of ORM Common Stock to a brokerage account will likely provide you with monthly account statements and the ability to seek advice on buying and selling your shares if needed.  Contact your brokerage firm or Computershare at 1-877-373-6374 to receive instructions on how to transfer your shares of ORM Common Stock.

Q.  Can I transfer my shares of ORM Common Stock held in an IRA account?

A.  Many IRA account holdings can be transferred, but we suggest you check with your IRA account administrator regarding the process for making such a transfer.

Q.  Do I have to transfer my account to a brokerage firm?

A.  Although we recommend that you transfer your share of ORM Common Stock to a brokerage account, it is not required.  As the registrar for ORM, it is Computershare’s responsibility to maintain your account, process dividend payments and facilitate share sales upon request.  However, at this time you will not have the ability to purchase additional shares of ORM Common Stock through your Computershare account.

Q. What fees does Computershare charge?

A.  Computershare does not charge a fee for maintaining your account or for transferring your shares of ORM Common Stock to a brokerage firm.  The fee for selling your shares of ORM Common Stock through Computershare is a flat $15 plus a $0.12 per share fee per trade.

Q.  How much will I be able to sell my shares of ORM Common Stock for?

A.  Right now, before trading begins, we do not know what someone will be able to sell his or her shares of ORM Common Stock for.  It is going to take time for a market to develop for the shares of ORM Common Stock.  We recommend that you seek advice from a brokerage firm or financial advisor before selling your shares of ORM Common Stock.  It is important, if you should decide to sell your shares of ORM Common Stock, that you understand the different types of sell orders available.  The following describes the three most common types.

Day Limit Order.  A day limit order is an order to sell shares when and if the stock reaches a specific price on a specific day.  The order is automatically canceled if the price is not met by the end of that trading day.  Depending on the number of shares being sold and current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be canceled.

Good-Til-Canceled (GTC) Limit Order.  A GTC limit order is an order to sell shares when and if the stock reaches a specific price at any time while the order remains open (typically 30 days, but may differ by company).  Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day.  The order (or any unexecuted portion thereof) is automatically canceled if the price is not met by the end of the order period.

Market Order.  A market order is a request to sell shares promptly at the market price.  Market orders execute immediately during market hours at the best available current price.  Market orders don't guarantee a price.  The market price can fluctuate from the time you place your order to the time your order is fully executed.  As a result, you may end up receiving more or less than you intended depending on the available price and how long it takes your order to fill.

Q.  When will the shares of ORM Common Stock become publicly traded?

A.  ORM has been approved for listing on the NYSE MKT.  A listing date cannot be determined until after the NYSE MKT confirms that a minimum of 20% of the total shares of ORM Common Stock have been transferred from Computershare to individual brokerage accounts.  ORM expects to provide notice once the date for the commencement of trading has been scheduled.  We encourage shareholders planning on transferring their shares of ORM Common Stock to a brokerage account to do so as soon as possible.

Q.  Will I continue to receive monthly statements from OMIF?

A.  No.  If you leave your shares at Computershare, you will only receive statements when you sell shares in your account.  If you transfer your account to a brokerage firm, you will receive statements based upon that firm’s policy and your account settings with that firm.  Statements from brokerage firms typically show the closing price for the stock for the particular month, the total value of the shares and any income distributions made to your account.

Q. Will I continue to receive a K-1 tax statement at the end of each year?

A.  For 2013, you will receive a K-1 reflecting tax pass-throughs from January 1st through May 19th from OMIF and a Form 1099 for any distributions made to you by ORM thereafter.